                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 2

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 2, 2005

                            ADVANCED PHOTONIX, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         Delaware                   1-11056                    33-0325836
----------------------------      ------------             -------------------
(STATE OR OTHER JURISDICTION      (COMMISSION                (IRS EMPLOYER
      OF INCORPORATION)           FILE NUMBER)             IDENTIFICATION NO.)

                 1240 Avenida Acaso, Camarillo, California 93012
                ------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       Registrant's telephone number, including area code: (805) 987-0146

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As reported in Advanced Photonix, Inc.'s ("API") Current Report on Form 8-K dated May 2, 2005, API completed its previously disclosed acquisition of Picotronix, Inc, through the merger of Picotronix, Inc. (doing business as and referred to herein as "Picometrix"), a Michigan corporation, with and into Michigan Acquisition Sub, LLC ("Newco"), a Delaware limited liability company and a wholly-owned subsidiary of API, pursuant to an Agreement and Plan of Merger dated March 8, 2005 by and among API, Newco, Picometrix and Robin Risser and Steven Williamson, the stockholders of Picometrix. Immediately following the effective time of the merger, the name of Newco was changed to Picometrix, LLC.

This Amendment No. 2 to Current Report on Form 8-K dated May 2, 2005 is being filed to correct certain classification errors in the Statement of Cash Flows noted by the auditors of Picometrix Inc. in the financial statements of Picometrix Inc. .

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired. The following financial statements relating to Picometrix are included at the end of this Amendment No. 2 to Current Report on Form 8-K dated May 2, 2005 and are filed herewith and incorporated herein by reference.

AUDITED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

Audited Balance Sheet as at December 31, 2004

Statements of Operations and Accumulated Deficit for the Years Ended December 31, 2004 and December 31, 2003

Statements of Cash Flows for the Years Ended December 31, 2004 and December 31, 2003

Consolidated Statements of Shareholders' Equity for the three years in the period ended December 31, 2004

Notes to Financial Statements

UNAUDITED INTERIM FINANCIAL STATEMENTS

Balance Sheet as at March 31, 2005

Statements of Cash Flows for the Three Months Ended March 31, 2005

Statements of Operations an Accumulated Deficit for the Three Months Ended March 31, 2005

(b) Pro Forma Financial Information. The following unaudited pro forma financial statements of Advanced Photonix, Inc. relating to the acquisition of Picometrix are included at the end of this Amendment No. 2 to Current Report on Form 8-K dated May 2, 2005 and are filed herewith and incorporated herein by reference.

Summary of Combined Company Unaudited Pro Forma Condensed Consolidated Statements of Operations

Unaudited Pro Forma Condensed Consolidated Balance Sheet as at March 27, 2005

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Year Ended March 27, 2005

(c) Exhibits: None

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF PICOTRONIX, INC.:

We have audited the accompanying balance sheets of Picotronix, Inc. (the "Company") as of December 31, 2004 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Picotronix, Inc. at December 31, 2004 and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States.

Farber & Hass LLP
May 26, 2005
Camarillo, California

                                PICOTRONIX, INC.
                             AUDITED BALANCE SHEETS

                                                                                      DECEMBER 31, 2004
                                                                                      -----------------
ASSETS

Current Assets:
  Cash and cash equivalents                                                           $       1,008,605
  Restricted Cash                                                                               276,333
  Accounts receivable, net of allowance for doubtful accounts of $2,184                       1,245,795
  Inventories, net of reserve for obsolescence of $216,006                                      652,509
  Prepaid expenses and other current assets                                                     185,907
  Deferred tax asset, net of valuation allowance of ($688,721)                                  349.979
Total current assets                                                                          3,719,128

Property and equipment:
  Leasehold improvements                                                                        130,712
  Machinery and equipment                                                                     3,844,665
  Furniture and fixtures                                                                        582,880
                                                                                      -----------------
                                                                                              4,558,257
  Accumulated depreciation                                                                   (2,556,172)
                                                                                      -----------------
                                                                                              2,002,085

Other assets:
  Deposits and other assets                                                                      94,452
  Patents, net of accumulated amortization of $7,091                                            467,142
                                                                                      -----------------
Total assets                                                                          $       6,282,807
                                                                                      =================

LIABILITIES AND SHAREHOLDERS' DEFICIENCY

Total current liabilities
  Accounts payable:
           Trade                                                                                293,758

  Income taxes payable                                                                            5,889
  Accrued liabilities:
           Compensation and related withholdings                                                206,246
           Interest payable                                                                      81,111
           Consulting                                                                            60,000
           Deferred Revenue                                                                     275,000
           Other                                                                                151,403
  Current portion of long-term debt                                                             146,861
                                                                                      -----------------
Total liabilities                                                                             1,220,268

Long-term debt, less current portion                                                          6,904,490
                                                                                      -----------------
Total liabilities                                                                             8,124,758

Shareholders' deficit:
  Class A common stock, non-voting, no par value, 2,520,000 shares authorized and reserved for future issuance, zero shares issued and outstanding

  Class B common stock, voting, no par value; 15,480,000
           shares authorized, 15,480,000 issued and outstanding                                  22,440
  Accumulated deficit                                                                        (1,864,391)
                                                                                      -----------------
Total shareholders' deficit                                                                  (1,841,951)
                                                                                      -----------------
Total liabilities and shareholders' deficit                                           $       6,282,807
                                                                                      =================

See accompanying notes.

        PICOTRONIX, INC. STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                                                                2004                  2003
                                                                          ----------------       ---------------
Net sales                                                                 $      7,473,404       $     3,488,230
Cost of products sold                                                            2,311,104               987,360
                                                                          ----------------       ---------------
Gross profit                                                                     5,162,300             2,500,870

Selling, general and administrative expenses                                     1,703,389             1,508,024
Research and development expenses                                                2,574,997             2,737,611
                                                                          ----------------       ---------------
                                                                                 4,278,386             4,245,635
                                                                          ----------------       ---------------
Income (loss) from operations                                                      883,914            (1,744,765)

Other income (expense):
               Interest expense                                                   (304,785)             (256,500)
               Interest income                                                       6,990                10,285
               Loss on impairment of property and equipment                                             (104,689)
               Other                                                               (42,039)               12,447
                                                                          ----------------       ---------------
Income (loss) before income taxes                                                  544,080            (2,083,222)

Federal income taxes (benefit):
               Current                                                               5,889                     -
               Deferred                                                           (349,979)                    -
                                                                          ----------------       ---------------
                                                                                  (344,090)                    -
                                                                          ----------------       ---------------
Net income (loss)                                                                  888,170            (2,083,222)
(Accumulated deficit) retained earnings at
beginning of year                                                               (2,752,561)             (669,339)
                                                                          ----------------       ---------------
Accumulated deficit at end of year                                        $     (1,864,391)      $    (2,752,561)
                                                                          ================       ===============

See accompanying notes.

                                PICOTRONIX, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                             DECEMBER 31,

                                                                                        2004              2003
                                                                                    ------------      -------------
OPERATING ACTIVITIES
Net income (loss)                                                                   $    888,170      $  (2,083,222)
Adjustments to reconcile net income (loss) to net
       cash used in operating activities:
             Depreciation                                                                568,441            663,151
             Loss on impairment of property and equipment                                      -            104,689
             Provision for obsolete inventory                                            (57,041)           (21,848)
             Deferred income tax benefit                                                (349,979)           274,940
             Changes in operating assets and liabilities:
                       Deferred revenue                                                  275,000                  -
                       Income taxes                                                        5,889            (65,373)
                       Prepaid expenses                                                   55,122            (83,439)
                       Accounts payable, accrued expenses, and
                       other                                                              41,762            (34,182)
                       Deposits and other assets                                          11,785             (2,713)
                       Inventories                                                      (220,892)            64,367
                       Accounts receivable                                              (845,335)            20,680
                                                                                    ------------      -------------
Net cash provided by (used in) operating activities                                      372,922         (1,162,950)

INVESTING ACTIVITIES
Purchases of property and equipment                                                      (33,239)            (1,999)
Patents                                                                                  264,918)           (55,983)
                                                                                    ------------      -------------
Net cash (used in) operating activities                                                 (298,157)           (57,982)

FINANCING ACTIVITIES
Payments on capital lease obligation                                                     (52,232)           (62,328)
Net borrowings from finance companies and state agencies                                 827,440            131,941
Net repayments to finance companies                                                     (200,041)          (249,687)
Proceeds from issuance of common stock                                                         -             19,440
                                                                                    ------------      -------------
Net cash provided by (used in) financing activities                                      575,167           (160,634)
                                                                                    ------------      -------------
Net (decrease) increase in cash                                                          649,932         (1,381,566)
Cash at beginning of year                                                                635,006          2,016,572
                                                                                    ------------      -------------
Cash at end of year                                                                 $  1,284,938      $     635,006
                                                                                    ============      =============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash for income taxes                                                               $          -      $           -
                                                                                    ============      =============
Cash paid for interest                                                              $    174,854      $     233,206
                                                                                    ============      =============

SUPPLEMENTAL DISCLOSURE OF NON CASH OPERATING, INVESTING AND FINANCING
ACTIVITIES

See accompanying notes.

                                PICOTRONIX, INC.
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                            CLASS B
                                                         COMMON STOCK
For each of the three years in the period         -----------------------        ACCUMULATED
        ended December 31, 2004                     SHARES         AMOUNT          DEFICIT              TOTAL
-----------------------------------------         ----------       ------        -----------          ----------
BALANCE AT DECEMBER 31, 2002                      13,536,000        3,000           (669,339)           (666,339)

   Shares issued for cash                          1,944,000       19,440                                 19,440

      Net Loss                                                                    (2,083,222)         (2,083,222)

                                                  ----------       ------        -----------          ----------
BALANCE AT DECEMBER 31, 2003                      15,480,000       22,440         (2,752,561)         (2,730,121)

   Shares issued                                                                                               -

      Net profit                                                                     888,170             888,170

                                                  ----------       ------        -----------          ----------
BALANCE AT DECEMBER 31, 2004                      15,480,000       22,440         (1,864,391)         (1,841,951)

                                PICOTRONIX, INC.
                          NOTES TO FINANCIAL STATEMENTS

                ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

                                  ORGANIZATION

Picotronix, Inc., d.b.a. Picometrix, Inc. (the "Company") was incorporated on January 9, 1992 under the laws of the State of Michigan.

                             DESCRIPTION OF BUSINESS

The Company designs and manufactures ultra high-speed optical electronic (optoelectronic) components used for the detection and measurement of optical and electrical signals for the telecommunication, defense, and measurement markets and terahertz systems used for defense/homeland security, and industrial quality control markets.100% of sales in 2004 and 2003 were to customers located in the United States. Sales to government agencies account for 15% and 47% in 2004 and 2003 respectively.

                                ERROR CORRECTION

In July 2005, the auditors of Picometrix, Farber & Hass, LLP, detected errors in certain previously issued financial statements including the financial statements for the two year ended December 31, 2003 and 2004 and the quarter ended March 31, 2005. The errors relate to the grouping of certain ledger accounts for purpose of classification in the Statement of Operations and the Statement of Cash Flow.

In the Statement of Operations for 2003 and 2004, Interest Income has been separated from Interest Expense and Other, resulting in a net change of zero to Net Income.

In the Statement of Cash Flow for 2003, the following changes were made:

a)    Deferred income tax benefit of $274,940 was separated from Income Taxes,.

b) Assets purchased, in a non-cash financing activity, in exchange for a note payable of $104,690, were eliminated from the statement by reducing Purchases of property & equipment and also by reducing Net repayments to finance companies.

c) The provision for obsolete inventory ($21,848) was re-classified to Adjustments to reconcile net loss to net cash used in operating activities.

In the Statement of Cash Flow for 2004, the following changes were made:

a) Deferred revenue of $275,000 was re-classified to Changes in operating Assets & Liabilities.

b) Assets purchased, in a non-cash financing activity, in exchange for a note payable of $77,440, were eliminated from the statement by reducing Purchases of property & equipment and also by reducing Net repayments to finance companies.

c) The provision for obsolete inventory of $57,041 was re-classified to Adjustments to reconcile net income.

        PICOTRONIX, INC. STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                PICOTRONIX, INC.
                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                                                       YEARS ENDED DECEMBER 31
                                                    2004             2004               2003                  2003
                                                ------------    --------------     --------------      ---------------
                                                                  PREVIOUSLY                              PREVIOUSLY
                                                 CORRECTED         REPORTED           CORRECTED            REPORTED
                                                ------------    --------------     --------------      ---------------
Net sales                                       $  7,473,404    $    7,473,404     $    3,488,230      $     3,488,230
Cost of products sold                              2,311,104         2,311,104            987,360              987,360
                                                ------------    --------------     --------------      ---------------
Gross profit                                       5,162,300         5,162,300          2,500,870            2,500,870

Selling, general and administrative expenses       1,703,389         1,703,389          1,508,024            1,508,024
Research and development expenses                  2,574,997         2,574,997          2,737,611            2,737,611
                                                ------------    --------------     --------------      ---------------
                                                   4,278,386         4,278,386          4,245,635            4,245,635
                                                ------------    --------------     --------------      ---------------
Income (loss) from operations                        883,914           883,914          1,744,765)          (1,744,765)

Other income (expense):
           Interest expense                         (304,785)         (297,795)          (256,500)            (256,500)
           Interest income                             6,990                 -             10,285                    -
           Loss on impairment of property                                                (104,689)            (104,689)
           and equipment
           Other                                     (42,039)          (42,039)            12,447               22,732
                                                ------------    --------------     --------------      ---------------
Income (loss) before income taxes                    544,080           544,080         (2,083,222)          (2,083,222)
Federal income taxes (benefit):
           Current                                     5,889             5,889                  -                    -
           Deferred                                 (349,979)         (349,979)                 -                    -
                                                ------------    --------------     --------------      ---------------
                                                    (344,090)         (344,090)                 -                    -
                                                ------------    --------------     --------------      ---------------
Net income (loss)                                    888,170           888,170         (2,083,222)          (2,083,222)
(Accumulated deficit) retained earnings at
beginning of year                                 (2,752,561)       (2,752,561)          (669,339)            (669,339)
                                                ------------    --------------     --------------      ---------------
Accumulated deficit at end of year              $ (1,864,391)   $   (1,864,391)    $   (2,752,561)     $    (2,752,561)
                                                ============    ==============     ==============      ===============

See accompanying notes.

                                PICOTRONIX, INC.
                            STATEMENTS OF CASH FLOWS

                                                                       DECEMBER 31,                    DECEMBER 31,
                                                                   2004            2004            2003             2003
                                                               ------------     ----------     ------------     ------------
                                                                                PREVIOUSLY                       PREVIOUSLY
                                                                 CORRECTED       REPORTED       CORRECTED         REPORTED
                                                               ------------     ----------     ------------     ------------
OPERATING ACTIVITIES
Net income (loss)                                              $    888,170     $  888,170     $ (2,083,222)    $ (2,083,222)
Adjustments to reconcile net income (loss) to net
     cash used in operating activities:
         Depreciation                                               568,441        568,441          663,151          779,756
         Loss on impairment of property and equipment                     -              -          104,689          104,689
         Provision for obsolete inventory                           (57,041)             -          (21,848)               -
         Deferred income tax benefit                               (349,979)      (349,979)         274,940                -
         Changes in operating assets and liabilities:
               Deferred revenue                                     275,000              -                -                -
               Income taxes                                           5,889          5,889          (65,373)         209,567
               Prepaid expenses                                      55,122         67,181          (83,439)         (90,581)
               Accounts payable, accrued expenses, and
               other                                                 41,762         41,760          (34,182)         (58,870)
               Deposits and other assets                             11,785         11,785           (2,713)          (7,003)
               Inventories                                         (220,892)      (277,933)          64,367           42,519
               Accounts receivable                                 (845,335)      (857,394)          20,680           32,109
                                                               ------------     ----------     ------------     ------------
Net cash provided by (used in) operating activities                 372,922         97,920       (1,162,950)      (1,071,036)

INVESTING ACTIVITIES
Purchases of property and equipment                                 (33,239)      (110,678)          (1,999)        (106,689)
Patents                                                            (264,918)      (264,918)          55,983)        (202,224)
                                                               ------------     ----------     ------------     ------------
Net cash (used in) operating activities                            (298,157)      (375,596)          57,982)        (308,913)

FINANCING ACTIVITIES
Payments on capital lease obligation                                (52,232)       (52,232)         (62,328)         (62,328)
Net borrowings from finance companies and state agencies            827,440        750,000          131,941           41,271
Net repayments to finance companies                                (200,041)       229,840         (249,687)               -
Proceeds from issuance of common stock                                    -              -           19,440           19,440
                                                               ------------     ----------     ------------     ------------
Net cash provided by (used in) financing activities                 575,167        927,608         (160,634)          (1,617)
                                                               ------------     ----------     ------------     ------------
Net (decrease) increase in cash                                     649,932        649,932       (1,381,566)      (1,381,566)
Cash at beginning of year                                           635,006        635,006        2,016,572        2,016,572
                                                               ------------     ----------     ------------     ------------
Cash at end of year                                            $  1,284,938     $1,284,938     $    635,006     $    635,006
                                                               ============     ==========     ============     ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash refunded for income taxes                                 $          -     $        -     $          -     $    209,567
                                                               ============     ==========     ============     ============
Cash paid for interest                                         $    174,854     $  173,365     $    233,206     $    233,206
                                                               ============     ==========     ============     ============

SUPPLEMENTAL DISCLOSURE OF NON CASH OPERATING, INVESTING AND FINANCING
   ACTIVITIES

      In April 2003, the Company entered into an agreement with Advanced Air to pay $95,000 for the balance owed on a equipment purchase in exchange for a note payable of the same amount issued to a finance company.

      In June 2003, the Company entered into an agreement with Angstrom for $19,130 for the amount owed for the cleanroom in exchange for a note payable of the same amount issued to a finance company.

      In September 2003, the Company entered into an agreement with Siemens to pay $122,500 for the amount owed for the cleanroom in exchange for a note payable of the same amount issued to a finance company.

      In December 2004, the Company entered into an agreement with Agilent to pay $77,440 for an asset purchase asset purchase in exchange for a note payable of the same amount issued to a finance company.

See accompanying notes.

                                 FISCAL YEAR-END

The Company's fiscal year ends on December 31st. Fiscal years in the two-year period ended December 31st contains fifty-two weeks each.

                          OPERATING SEGMENT INFORMATION

The Company predominantly operates in one industry segment, hi-speed optoelectronic components and terahertz systems. Substantially all of the Company's assets and employees are located at the Company's facility in Ann Arbor, Michigan.

                       FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of all financial instruments potentially subject to valuation risk (principally consisting of cash equivalents, accounts receivable, accounts payable, notes receivable and notes payable) approximates fair value based upon prevailing interest rates available to the Company.

                            CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments, with an original maturity of three months or less when purchased, to be cash equivalents.

                       RECEIVABLES AND REVENUE RECOGNITION

Revenue is recognized at the time of shipment. Shipping and delivery costs are included in cost of sales. Accounts receivable are stated at amounts estimated by management to be the net realizable value. Credit terms are granted and periodically revised based upon evaluations of the customer's financial condition, with collateral generally not required. The Company reserves for doubtful accounts based upon past history or known billing disputes. The Company reviews all accounts receivable balances in determining its reserve estimate. The Company charges off accounts receivable when it becomes apparent that amounts will not be collected.

                      SHORT-TERM AND LONG-TERM INVESTMENTS

Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities", requires that all debt and marketable equity securities be classified in one of three categories: trading, available-for-sale, or held-to-maturity. It is the Company's intent to maintain a diverse portfolio to take advantage of investment opportunities. The Company has classified all investments as current assets, which includes available-for-sale and held-to-maturity. Available-for-sale investments are redeemable within one year. Held-to-maturity securities are callable government issues; however, market rates make the call remote and the Company has the intent and ability to not redeem the issue.

Available-for-sale securities are recorded at market value. Unrealized holding gains and losses, net of the related income tax effect, are excluded from earnings and are reported as a separate component of shareholders' equity until realized. The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization and accretion are included in interest income. At the time of sale, any realized gains or losses, calculated by the specific identification method, are recognized as a component of operating results.

Held-to-maturity securities are carried at amortized cost. The Company held no short-term or long-term investments as of December 31, 2004 The Company did have $51,614 invested in a money market account at December 31, 2004 which is included as a part of Cash and Cash Equivalents on the Balance Sheet.

                          CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash equivalents and accounts receivable. The Company maintains cash balances at two financial institutions that are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. As of December 31, 2004, the Company had cash at two financial institutions in excess of Federally insured amounts. As excess cash is available, the Company invests in short-term and long-term investments, primarily consisting of Government Securities and Money Market instruments. Accounts receivable are unsecured and the Company is at risk to the extent such amount becomes uncollectible. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. As of December 31, 2004, two customers comprised 18% and 15%, respectively, of accounts receivable. As of December 31, 2003, two customers comprised 25 % and 19%, respectively, of accounts receivable. For fiscal years 2004 and 2003, cash deposits held at financial institutions in excess of FDIC insured amounts were as follows:

   2004                      2003
----------                ---------
$1,029,411                $ 334,018

                              SIGNIFICANT CUSTOMERS

During the fiscal year ended December 31, 2004, two customers represented 40% and 16%, respectively, of the Company's net sales. During the fiscal year ended December 31, 2003, two customers represented 29% and 20%, respectively, of the Company's net sales.

                                   INVENTORIES

Inventories, which include material, labor and manufacturing overhead, are stated at standard cost (which approximates the first in, first out method) or market.

Inventories consist of the following at December 31, 2004.

                                    2004
                                 -----------
Raw material                     $   844,467
Finished goods                        24,047
                                 -----------
Total inventories                    868,514
Less reserve                        (216,005)
                                 -----------
Inventories, net                 $   652,509

                      EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment and leasehold improvements are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets or lease term ranging from three to twenty years.

Equipment and leasehold improvements consist of the following at December 31, 2004.

                                               2004
                                            -----------
Machinery and equipment                     $ 3,446,458
Furniture and fixtures                          582,880
Leasehold improvements                          130,712
Data processing equipment                       398,207
                                            -----------
Total                                       $ 4,558,257

Future depreciation on equipment and leasehold improvements is approximately as follows:

2005                                  $  520,000
2006                                     496,000
2007                                     491,000
2008                                     284,000
2009                                     139,000
thereafter                                72,085
                                      ----------
total                                  2,002,085

                                LONG-LIVED ASSETS

The Company recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. In such circumstances, those assets are written down to estimated fair value. Long-lived assets consist primarily of fixed assets. In 2003 the Company took an impairment charge of $104,689 for clean room equipment which represented the purchase price of the equipment. Picometrix impaired the cleanroom in prior years due to the fact that the company located a third party cleanroom facility which was more economical to operate.

                               REVENUE RECOGNITION

Revenues from research and development cost plus reimbursement-type contracts are recorded as costs are incurred based upon the relationship between actual costs incurred, total estimated costs and the amount of the contract or grant award. Estimations of costs are reviewed periodically and any anticipated losses are recognized in the period in which they first become determinable. The Company recognizes revenues upon shipment. Provision for estimated losses, if any, is made in the period in which such losses are determined.

                                     PATENTS

Patents represent costs incurred in connection with patent applications. Such costs are amortized using the straight-line method over the useful life of the patent once issued, or expensed immediately if any specific application is unsuccessful. Amortization expense was approximately $3,200 and $1,700 in 2004 and 2003, respectively. The current patents held by the Company have remaining useful lives of approximately 15 years. Future amortizations of patent expenses are as follows:

2005                    $  3,511
2006                       3,511
2007                       3,511
2008                       3,511
2009                       3,511
thereafter                22,943
                        --------
TOTAL                   $ 40,499

The balance of $426,643 of patents is not currently being amortized as these patent applications have not yet been granted. These costs will be amortized over the useful patent life when the patents are granted. If these patent applications are denied the Company will expense those patent application costs at that time.

                           SHIPPING AND HANDLING COSTS

The Company's policy is to classify shipping and handling costs as a component of Cost of Goods sold in the Statement of Operations.

                               ADVERTISING EXPENSE

Advertising costs are expensed as incurred. Advertising expense was approximately $ 47,000 and $ 19,000 in 2004 and 2003, respectively.

                                   WARRANTIES

The Company typically warrants its products against defects in material and workmanship for a period of one (1) year from the date of shipment. Warranty costs are expensed in the period incurred and were not material in 2004 and 2003

                           PERVASIVENESS OF ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                 ACCOUNTING FOR STOCK OPTION BASED COMPENSATION

SFAS No. 123, "Accounting for Stock Based Compensation", sets forth accounting and reporting standards for stock based employee compensation plans. As allowed by SFAS 123, the Company continues to measure compensation cost under Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees" and complies with the pro forma disclosure requirements of the standard.

                          NEW ACCOUNTING PRONOUNCEMENTS

In November 2004, the FASB issued FASB Statement No. 151, "Inventory Costs - An amendment of ARB No. 43, Chapter 4". Statement 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs and spoilage should be expensed as incurred and not included in overhead. Further, Statement 151 requires that allocation of fixed production overheads to conversion costs should be based on normal capacity of the production facilities. The provisions in Statement 151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Companies must apply the standard prospectively. The Company will adopt this standard on April 1, 2006.

In December 2004, the FASB issued FASB Statement No. 153, "Exchanges of Non-monetary Assets" which is an amendment of APB Opinion No. 29. The amendments made by the Statement are based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. Further, the amendment eliminates the narrow exception for non-monetary exchanges of similar productive assets and replaces it with a broader exception for exchanges of non-monetary assets that do not have "commercial substance." Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. The provisions in Statement 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The Company will adopt this statement on July 1, 2005.

In December 2004 the FASB issued SFAS 123(R), "Share-Based Payment" -- Statement 123, as originally issued, is effective until the provisions of Statement 123(R) are fully adopted. This statement will provide investors and other users of financial statements with more complete and neutral financial information by requiring the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair market value of the equity or liability instruments issued. The Company will adopt this Statement in July 2005.

The FASB issued SFAS 132(R), "Employers' Disclosures about Pensions and Other Postretirement Benefits -- Statement 132", as originally issued, is effective until the provisions of Statement 132(R) are fully adopted. The provisions of FAS 132 did not change. FAS 132(r) identified new disclosures that are required. All new disclosure requirements for the domestic plans of publicly traded entities are effective for years ending after December 15, 2003. Estimated future benefit payments, and all other new disclosure requirements for foreign plans and nonpublic entities are effective for years ending after June 15, 2004.

In May 2005, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards 154 "Accounting Changes and Error Corrections"("SFAS 154"). This Statement replaces APB Opinion No. 20, "Accounting Changes", and FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements", and changes the requirements for the accounting for and reporting of a change in accounting principle. The accompanying audited consolidated financial statements do not have any accounting changes or error corrections.

The Company does not believe that any of these recent accounting pronouncements will have a material impact on its financial position or results of operations.

                        RESEARCH AND DEVELOPMENT EXPENSES

Expenditures for research, development and engineering of products and manufacturing processes are expensed as incurred.

                                DEFERRED REVENUE

The company recorded deferred revenue in 2004 of $275,000 for prepaid extended warranty contracts for I year from one customer. The deferred warranty revenue will be recognized over the period covered by the extended warranty.

                        NOTES PAYABLE AND LONG-TERM DEBT

On August 28, 2002, the Company entered into a $6 million loan agreement (note payable) with Coherent, Inc. ("Coherent" and used the proceeds for the payment of certain indebtedness of the Company and for working capital purposes. Interest was paid monthly at prime minus 0.50% (5.25% and 4% at December 31, 2004 and 2003, respectively). Coherent assigned the $6 million note payable to DP1 LLC (Assignee and the "Lender") on September 30, 2004 for $ 4 million and Picometrix entered into an amended and restated promissory note with DP1 LLC with a maturity date of March 1, 2006. Payment of either principle or interest is not required until maturity or until the closing, if sooner, of an investment by the Lender and/or its affiliate in Picometrix or a financing by a party other than the Lender and/or its affiliates. Interest accrues at 10% until April 1, 2005 and 18% from April 1, 2005 to December 1, 2005 on $ 4 million and 12% thereafter on $ 6 million. The note can be retired for $ 4 million plus accrued interest if paid off by December 1, 2005, thereafter the payoff amount is $ 6 million plus accrued thereafter. Upon the maturity of the note payable and in addition to the outstanding principal and accrued interest, the Company will pay Assignee $50,000. The note is secured by substantially all assets of the Company. The assignor has agreed to subordinate the note payable and any security interest securing repayment for any secured loan from an institutional lender, provided 100% of the proceeds of such loan are used to repay the note. On March 8, 2005, Picometrix entered into an Agreement and Plan of Merger (the "Agreement") with Advanced Photonix, Inc. and its newly formed subsidiary, Michigan Acquisition Sub, LLC ("Newco"), a Delaware limited liability company, whereby Picometrix merged with and into Newco, with Newco (renamed Picometrix
LLC) being the surviving entity. Advanced Photonix, Inc. provided a loan to Picometrix for $4,228,000, which was used to prepay a $6,000,000 Note Payable, plus accrued interest at the time of the Agreement. This resulted in a $1,950,000 gain on the note payable. Immediately following the closing of the transaction in May 2005, the API Loan was contributed to the capital of Picometrix, LLC. See subsequent events footnote.

In September of 2004 Picometrix entered into a long-term financing obligation with the Michigan Economic Development Corporation for up to $1,024,526 in unsecured financing with interest accruing monthly for the first four years and then added to the principle and amortized over the next four years at 7%.

In 2003 and 2004 Picometrix entered into long term financing arrangements with certain equipment vendors for approximately $334,000 amortized over 12 to 48 months at varying interest rates as described below.

A long term, unsecured financing arrangement with Advanced Air in an original amount of $95,000 entered into on May 1, 2003 at zero percent interest rate, with payments of $3,200 per month, a maturity of October 1, 2005 and a balance at December 31, 2004 of $31,000.

A short term, secured financing arrangement with Agilent in an original amount of $77,440 entered into in December 2004 at 8.16% interest rate, with payments of $6,742 per month, a maturity of November, 2005 and a balance at December 31, 2004 of $71,224.

A long term, unsecured financing arrangement with Angstrom in an original amount of $19,130 entered into in June, 2003 at zero percent interest rate, with payments of $638 per month, a maturity in November, 2005 and a balance at December 31, 2004 of $7,014.

A long term, unsecured financing arrangement with Bede Scientific in an original amount of $20,300 entered into on June, 2003 at 4.25% interest rate, with payments of $461 per month, a maturity of October, 2006 and a balance at December 31, 2004 of $9,732.

A long term, unsecured financing arrangement with Siemens in an original amount of $122,500 entered into in October, 2003 at zero percent interest rate, with payments of $3,403 per month, a maturity of September, 2006 and a balance at December 31, 2004 of $71,458.

Long-term financing obligations at December 31, 2004 consist of the following:

Note payable - DP1 LLC, see above                        $ 6,000,000
Note payable - MEDC                                          750,000
Obligations under capital leases (see note below)            103,908
Bede                                                           9,733
Siemens Building                                              71,458
Agilent                                                       71,224
Advanced Air                                                  31,000
ANGSTROM                                                       7,014
                                                         -----------
Total                                                      7,051,351
Less: current portion                                       (146,861)
                                                         -----------
LONG TERM FINANACING LESS CURRENT PORTION                  6,904.490

Future payments on long-term financing obligations through 2009 are approximately as follows:

2005                           $  146,861
2006                            6,154,490
2007                                    0
2008                               52,000
2009                              219,000
thereafter                        479,000
Total                           7,051,351

                               CAPITALIZED LEASES

The Company has two (2) capitalized lease obligations which provide for monthly payments of $5,284 with capitalized imputed interest rates of 8.7% each with a weighted average imputed interest rate of 8.7% at December 31, 2004. The leases mature at the end of 2006.. Future payments on the lease obligations are approximately as follows:

2005                                                        $    63,400
2006                                                             51,000
                                                            -----------
Total minimum lease payments                                $   114,400
Interest                                                        (10,492)
                                                            -----------
Present value of net minimum lease payments                 $   103,908

                                 CAPITALIZATION

The Company's Certificate of Incorporation provides for two classes of common stock, a Class A, non-voting, no par stock for future issuance to employees, directors and consultants of the company (none issued or outstanding at December 31, 2004), for which 2,520,000 shares are authorized for issuance and reserved under the 2000 stock option plan and a Class B voting, no par common stock for which 15,480,000 shares are authorized and issued.

                                  INCOME TAXES

Deferred taxes reflect the net effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities at December 31, 2004 and 2003 are as follows:

                                           2004           2003
                                        -----------    -----------
Deferred tax assets:
  Net operating loss carry forwards     $   480,551    $    20,066
  Asset impairment                          470,731        470,731
  Research and development tax credit       187,358        187,358
  Inventory                                  81,942         61,874
  Accruals & Other                           25,972         22,072
  AMT credits                                 5,889              -
                                        -----------    -----------
Total deferred tax assets                 1,252,443      1,462,101

Deferred tax liabilities:
Depreciation                               (145,873)      (133,456)
 Tax accounting method change               (67,870)      (101,805)
Total deferred tax liabilities             (213,743)      (235,261)
                                        -----------    -----------
Net deferred tax asset                    1,030,700      1,226,840
Less valuation allowance                   (688,721)             -
                                        -----------    -----------
Net deferred tax asset                  $   349,979    $ 1,226,840

Realization of future tax benefits related to deferred tax assets is dependent on many factors, including the Company's ability to generate sufficient taxable income and the change in control provisions of Internal Revenue Code section 382.. Management has considered these factors in reaching its conclusion to provide a valuation allowance for financial reporting purposes.

At December 31, 2004 and 2003, the Company has net operating loss carry forwards of approximately $1,413,000 and $2,117,000, respectively that begin to expire in 2022.

The Company has $187,000 of R&D tax credit carry forwards available at December 31, 2004 and 2003.

                                 RETIREMENT PLAN

The Company maintains a 401(k) Plan which is qualified under the Internal Revenue Code. The plan permits eligible employees to make voluntary contributions up to the IRS allowable limit. The Company has the option to make a discretionary contribution of a percentage of the employee's compensation limited to the amount deductible for federal tax purposes. The Company contributions and administrative costs recognized as expense were approximately $55,000 and $1,000 in 2004 and 2003, respectively.

                                   COMMITMENTS

The Company leases a building and office equipment under various operating leases. The building lease expires in 2011, and the Company has an option to extend for two additional five year periods with annual base rent increase of 80% of the increase in the CPI index. In accordance with the lease agreement, the Company is required to have a letter of credit (LOC) of $275,000 throughout the lease term. At December 31, 2004, future minimum annual rental commitments under non-cancelable operating leases are approximately as follows:

2005      $   704,300
2006          704,300
2007          704,300
2008          704,300
2009          704,300
2010          704,300
2011          352,100
          -----------
Total     $ 4,577,900

Rent expense was approximately $704,000 and $704,000 for the years ended December 31, 2004 and 2003, respectively.

In connection with the issuance of the LOC, the issuing bank has required that the Company provide applicable funds to cover amounts drawn under the LOC. The funds are invested in bank certificates of deposit. These funds are shown as restricted cash on the balance sheet.

                                      LEGAL

The Company is, from time to time, subject to legal and other matters in the normal course of its business. While the results of such matters cannot be predicted with certainty, management does not believe that the final outcome of any pending matters will have a material effect on the financial position and results of operations of the Company.

                                  STOCK OPTIONS

During 2000, the Company adopted the 2000 Stock Option Plan, under which stock options may be granted to employees, directors and consultants of the Company. The Plan is administered by the Board of Directors (BOD), and the Company's shareholders have authorized the BOD to reserve 2,520,000 shares of Class A, non-voting, no par stock for future issuance under the Plan. The options are not transferable and are subject to various restrictions outlined in the Plan.

The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25 (APB 25), Accounting for Stock Issued to Employees. Accordingly, no compensation expense has been recognized in the financial statements for employee stock options. Statement of Financial Accounting Standards (SFAS) No. 123 encourages companies to adopt a fair value method of accounting for stock compensation plans. Companies that do not adopt a fair value method are required to make pro-forma disclosures of net income and earnings per share, if material, as if they had adopted the fair value accounting method. The fair value of options granted has been estimated at the date of the grant using the minimum value method. No compensation cost has been recognized as all options were granted at the fair market value at the date of grant. Had compensation expense for these plans been determined consistent with SFAS No. 123, the Company's net income (loss) and net income (loss) per share would be as follows:

                                      2004           2003
Net income (loss), as reported      $ 888,170     $ (2,083,222)
Net incomes (loss), Pro forma         871,377       (2,106,252)

Because the SFAS No. 123 method of accounting has not been applied to options granted prior to April 3, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 2004 and 2003, respectively: risk-free interest rates of, 3%, 3.07% expected volatility of .73, and .8 and expected lives of 10 years in all periods. No dividends were assumed in the calculations.

Options vest over 3 to 5 years and are subject to forfeiture. Stock option transactions for fiscal years 2003 and 2004 are summarized as follows:

                                                           Shares      Weighted Average
                                                            (000)       Exercise Price

                                                           ------      ----------------
Outstanding, December 31, 2002                              1,508          $   0.36
Granted                                                       362          $   0.03
Exercised                                                       0                 0
Canceled/Expired                                             (472)         $   0.33
                                                            -----

Outstanding, December 31, 2003                              1,398          $   0.28
                                                            =====          ========

Exercisable, December 31, 2003                                826          $    .32
                                                            =====          ========

Outstanding, December 31, 2003                              1,398          $   0.28
Granted                                                         0                 0
Exercised                                                       0                 0
Canceled/Expired                                             (160)         $   0.05
                                                            -----

Outstanding, December 31, 2004                              1,238          $    .31
                                                            =====          ========

Exercisable, December 31, 2004                                991          $    .33
                                                            =====          ========

Information regarding stock options outstanding as of December 31, 2004 is as follows:

                                Options Outstanding
                   -----------------------------------------------
                   (in 000s)   Weighted Average   Weighted Average
 Price Range        Shares      Exercise Price     Remaining Life
-------------      ---------   ----------------   ----------------
$0.03 - $.23         788           $  0.18              6.3
$0.40 - $1.25        450           $  0.55              7.0

                                  Options Outstanding
                     -----------------------------------------------
                     (in 000s)   Weighted Average   Weighted Average
Price Range Shares    Shares      Exercise Price     Remaining Life
------------------   --------    ----------------   ----------------
  $0.03 - $.23        1,212           $  0.21              5.7
  $0.40 - $1.25         467           $  0.57              6.9

All outstanding stock options of Picometrix representing 1,238,000 of Class A non-voting common stock if exercised were repurchased in April 2005 for a cash consideration $ 509,545 at an average price $.41 per share.

                          SUBSEQUENT EVENTS (UNAUDITED)

On March 8, 2005, Picometrix entered into an Agreement and Plan of Merger (the "Agreement") with Advanced Photonix, Inc. and its newly formed subsidiary, Michigan Acquisition Sub, LLC ("Newco"), a Delaware limited liability company, whereby Picometrix merged with and into Newco, with Newco (renamed Picometrix
LLC) being the surviving entity. Advanced Photonix, Inc. provided a loan to Picometrix for $4,228,000, which was used to prepay a $6,000,000 Note Payable, plus accrued interest at the time of the Agreement. This resulted in a $1,950,000 gain on the note payable. The merger transaction was completed in May 2005. The merger consideration paid to the stockholders of Picometrix at the closing of the transaction consisted of $3,500,000 in cash, four-year API promissory notes in the aggregate principal amount of $2,900,500 (the "API Notes") and 2,575,000 shares of API Class A Common Stock.

The API notes are payable in four annual installments of $500,000, $550,000, $900,000 and $950,500 respectively. The API Notes bear an interest rate of prime plus 1.0% and are secured by all of the intellectual property of Picometrix. API has the option of prepaying the API Notes without penalty. API engaged a third party valuation firm to perform a valuation of tangible and intangible assets. This valuation was then used to allocate the merger consideration (including all cash, the API Loan to Picometrix, the API Notes and the API Class A Common Stock) to Picometrix LLC tangible and intangible assets. The excess of the assets over liabilities represented the capitalization of Picometrix LLC. Immediately following the effective time of the transaction, the API Loan was contributed to the capital of Picometrix, LLC.

UNAUDITED INTERIM FINANCIAL STATEMENTS

                                PICOTRONIX, INC.
                             BALANCE SHEETS-INTERIM
                                    UNAUDITED

                                                                                               UNAUDITED           UNAUDITED
                                                                                            MARCH 31, 2005       MARCH 31, 2005
                                                                                            ---------------   -------------------
                                                                                               CORRECTED      PREVIOUSLY REPORTED
                                                                                            ---------------   -------------------
ASSETS
Current Assets:
            Cash and cash equivalents                                                       $    1,222,303      $    1,222,303
            Restricted cash                                                                        275,774             275,774
            Accounts receivable, less allowance of 2,184                                           988,506             988,506
            Inventories, less allowance of 217,704                                                 723,233             723,233
            Prepaid expenses and other current assets                                              122,204             122,204
            Income tax refundable                                                                        -                   -
                                                                                            --------------      --------------
Total current assets                                                                             3,332,020           3,332,020

Property and equipment:
            Leasehold improvements                                                                 130,712             130,712
            Machinery and equipment                                                              3,849,413           3,849,413
            Furniture and fixtures                                                                 582,880             582,880
                                                                                            --------------      --------------
                                                                                                 4,563,005           4,563,005
            Accumulated depreciation                                                            (2,690,206)         (2,690,206)
                                                                                            --------------      --------------
                                                                                                 1,872,799           1,872,799
Other assets:
            Deposits and other assets                                                               94,452              94,452
            Patents, net                                                                           467,142             467,142
                                                                                            --------------      --------------
Total assets                                                                                $    5,766,413      $    5,766,413
                                                                                            ==============      ==============

LIABILITIES AND SHAREHOLDERS' DEFICIENCY
Current liabilities
            Accounts payable:
                   Trade                                                                           227,106             227,106
            Income taxes payable                                                                    16,725              16,725
            Accrued liabilities:
                   Compensation and related withholdings                                           303,896             303,896
                   Interest payable                                                                      -                   -
                   Consulting                                                                            -                   -
                   Deferred revenue                                                                275,000             275,000
                   Other                                                                           172,582             172,582
            Current portion of long-term debt                                                    4,074,681           4,074,681
                                                                                            --------------      --------------
Total liabilities                                                                                5,069,990           5,069,990

Long-term debt, less current portion                                                             1,153,291           1,153,291
                                                                                            --------------      --------------
Total liabilities                                                                                6,223,281           6,223,281

Shareholders' deficiency:

            Class B common stock, voting, no par value; 15,480,000 shares authorized,
            15,480,000 issued and outstanding (13,536,000 issued and outstanding in 2002)           22,440              22,440
            Accumulated deficit                                                                   (479,308)           (479,308)
                                                                                            --------------      --------------
Total shareholders' deficiency                                                                    (456,868)           (456,868)
                                                                                            --------------      --------------
Total liabilities and shareholders' deficiency                                              $    5,766,413      $    5,766,413
                                                                                            ==============      ==============

See accompanying notes.

                                PICOMETRIX, INC.

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                                     INTERIM

                                                  UNAUDITED         UNAUDITED
                                               3 MONTHS ENDED    3 MONTHS ENDED
                                               MARCH 31, 2005    MARCH 31, 2005
                                               --------------  -------------------
                                                  CORRECTED    PREVIOUSLY REPORTED
                                               --------------  -------------------
Net sales                                        $ 1,464,398        $ 1,464,398
Cost of products sold                                338,179            338,179
                                                 -----------        -----------
Gross profit                                       1,126,219          1,126,219

Selling, general and administrative expenses         530,288            530,288
Research and development expenses                    708,070            708,070
                                                 -----------        -----------
                                                   1,238,358          1,238,358
                                                 -----------        -----------
Loss from operations                                (112,139)          (112,139)

Other income (expense):
           Interest expense                          (91,044)           (85,963)
           Interest income                             5,081                  -
           Forgiveness of debt                     1,950,000          1,950,000
                                                 -----------        -----------
Income before income taxes                         1,751,898          1,751,898

Federal income taxes (benefit):
           Current                                   366,815            366,815
           Deferred                                        -                  -
                                                 -----------        -----------
                                                     366,815            366,815
                                                 -----------        -----------
Net income                                         1,385,083          1,385,083
(Accumulated deficit) retained earnings at
           beginning of year                      (1,864,391)        (1,864,391)
                                                 -----------        -----------
Accumulated deficit at end of year               $  (479,308)       $  (479,308)
                                                 ===========        ===========

                                PICOTRONIX, INC.
                            STATEMENTS OF CASH FLOWS
                                     INTERIM

                                                                       UNAUDITED         UNAUDITED
                                                                    3 MONTHS ENDED    3 MONTHS ENDED
                                                                    MARCH 31, 2005    MARCH 31, 2005
                                                                    --------------  -------------------
                                                                       CORRECTED    PREVIOUSLY REPORTED
                                                                    --------------  -------------------
OPERATING ACTIVITIES
Net income                                                          $   1,385,083    $   1,385,083
Adjustments to reconcile net income to net
         cash provided by operating activities:
               Depreciation                                               134,034          134,034
               Loss on impairment of property and equipment                     -                -
               Provision for obsolete inventory                             1,698                -
               Deferred income tax benefit                                349,979          349,979
               Changes in operating assets and liabilities:
                     Income taxes                                          10,836           10,836
                     Prepaid expenses                                      63,703           63,703
                     Accounts payable, accrued expenses, and other        (88,934)         (88,934)
                     Inventories                                          (72,422)         (70,724)
                     Accounts receivable                                  257,289          257,289
                                                                    -------------    -------------
Net cash provided by operating activities                               2,041,266        2,041,266

INVESTING ACTIVITIES
Purchases of property and equipment                                        (4,748)          (4,748)
Increase in deposits and other assets                                           -                -
Decrease (increase) in restricted investments                                   -                -
Decrease (increase) in patent activity                                          -                -
                                                                    -------------    -------------
Net cash (used in) operating activities                                    (4,748)          (4,748)

FINANCING ACTIVITIES
Payments on capital lease obligation                                      (15,852)         (15,852)
Net repayments to finance companies                                    (1,807,527)      (1,807,527)
                                                                    -------------    -------------
Net cash (used in) provided by financing activities                    (1,823,379)      (1,823,379)
                                                                    -------------    -------------
Net (decrease) increase in cash                                           213,139          213,139
Cash at beginning of year                                               1,284,938        1,284,938
                                                                    -------------    -------------
Cash at end of year                                                 $   1,498,077    $   1,498,077
                                                                    =============    =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash refunded for income taxes                                      $           -    $           -
                                                                    =============    =============
Cash paid for interest                                              $     178,099    $     178,099
                                                                    =============    =============

SUPPLEMENTAL DISCLOSURE OF NON CASH OPERATING, INVESTING
         AND FINANCING ACTIVITIES

                          ERROR CORRECTION (UNAUDITED)

In the un-audited Statement of Cash Flow for the three months ending March 31, 2005, the following changes were made:

a) The provision for obsolete inventory ($1,698) was re-classified to Adjustments to reconcile net income to net cash provided by operating activities, resulting in a net change of zero to the Ending Cash amount.

In the Statement of Operations and Accumulated Deficit, for the three months ending March 31, 2005, the flowing changes were made:

b) The Interest Income was separated from Interest Expense resulting in an income amount of $5,081 and increasing the Interest Expense by $5,081, resulting in a net chance of zero to Income before taxes.

       SUMMARY COMBINED COMPANY UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENTS OF OPERATIONS

Effective May 2, 2005, Advanced Photonix, Inc ("API") completed its acquisition of Picotronix, Inc, through the merger of Picotronix, Inc. (doing business as and referred to herein as "Picometrix"), into Picometrix LLC, a wholly-owned subsidiary of API. Pursuant to the merger between Picometrix and API, API paid approximately $16 million in the form of $3.5 million in cash, four-year API promissory notes in the aggregate principal amount of approximately $2.9 million (the "API Notes") and $5.4 million in API Class A Common Stock (2,575,000 shares valued at $2.11) and provided a loan in the amount of approximately $4.2 million to Picometrix (the "API Loan"), the proceeds of which were used to prepay existing long-term indebtedness of Picometrix to a third party. Immediately following the effective time of the transaction, the API Loan was contributed to the capital of Picometrix, LLC.

The combined company unaudited pro forma consolidated statements of operations give effect to the purchase of Picometrix as if the transaction had occurred on March 28, 2004. The combined company unaudited pro forma condensed consolidated statements of operations do not purport to represent what the results of operations actually would have been if the purchase had occurred as of such date, or what such results will be for any future periods.

The combined company unaudited pro forma consolidated statements of operations are derived from the historical financial statements of API and Picometrix and the assumptions and adjustments described in the accompanying notes. The pro forma adjustments are based on preliminary estimates and assumptions that API and Picometrix believe are reasonable under the circumstances. The combined company unaudited pro forma financial information should be read in conjunction with the historical financial statements and the accompanying notes thereto of API and Picometrix. The combined company unaudited pro forma consolidated statements of operations do not reflect any cost savings or other economic efficiencies which will result from the purchase.

                    ADVANCED PHOTONIX, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 27, 2005

                                                               3/27/2005       3/31/2005
                                                                 API          PICOMETRIX      ADJUSTMENTS   NOTE    PRO FORMA
                                                           ---------------- --------------- --------------- ---- ----------------
CURRENT ASSETS
           Cash and cash equivalents                       $     1,503,000  $    1,222,303  $   (4,291,471)  3   $     1,878,287
                                                                                                 2,700,000   6
                                                                                                  (509,545)  9
                                                                                                 1,254,000   8
           Restricted cash                                       1,254,000         275,774      (1,254,000)  8           275,774
                                                           ---------------  --------------  --------------   -   ---------------
                Total cash and cash equivalents                  2,757,000       1,498,077      (2,101,016)            2,154,061
           Accounts receivable, net of allowances                2,610,000         988,506                             3,598,506
           Note receivable from Picometrix, Inc.                 4,228,000                      (4,228,000)  7                 -
           Inventories, net of allowances                        3,644,000         723,233                             4,367,233
           Deferred tax asset, current portion                     644,000                                               644,000
           Prepaid expenses and other current assets               563,000         122,204                               685,204
                                                           ---------------  --------------  --------------       ---------------
                TOTAL CURRENT ASSETS                            14,446,000       3,332,020      (6,329,016)           11,449,004
                                                           ---------------  --------------  --------------       ---------------
           Fixed assets, net of depreciation                     1,399,000       1,872,799         595,163   2         3,866,962
                                                           ---------------  --------------  --------------       ---------------
OTHER ASSETS
           Deferred tax assets, net                              4,105,000                                             4,105,000
           Goodwill, net                                         2,421,000                                             2,421,000
           Intangible assets                                       494,000         467,142      12,486,926   2        13,448,068
           Security deposits and other assets                      490,000          94,452                               584,452
                                                           ---------------  --------------  --------------       ---------------
                TOTAL OTHER ASSETS                               7,510,000         561,594      12,486,926            20,558,520
                                                           ---------------  --------------  --------------       ---------------
TOTAL ASSETS                                               $    23,355,000  $    5,766,413  $    6,753,073       $    35,874,486
                                                           ===============  ==============  ==============       ===============

CURRENT LIABILITIES
           Accounts payable and accrued expenses           $     2,174,000  $      995,309  $                    $     3,169,309
           Current portion of long-term debt                     1,011,000       4,074,681         900,000   6         1,757,681
                                                                                                (4,228,000)  7
                                                           ---------------  --------------  --------------       ---------------
                TOTAL CURRENT LIABILITIES                        3,185,000       5,069,990      (3,328,000)            4,926,990
                                                           ---------------  --------------  --------------       ---------------
LONG-TERM LIABILITIES
           Long-term debt                                        4,861,000       1,153,291       2,900,500   4        10,714,791
                                                                                                 1,800,000   6
                                                           ---------------  --------------  --------------       ---------------
                TOTAL LONG-TERM LIABILITIES                      4,861,000       1,153,291       4,700,500            10,714,791
                                                           ---------------  --------------  --------------       ---------------
COMMITMENTS AND CONTINGENCIES
           Class A redeemable convertible preferred stock           32,000                                                32,000
                                                           ---------------  --------------  --------------       ---------------
                TOTAL COMMITMENTS AND CONTINGENCIES                 32,000                                                32,000
                                                           ---------------  --------------  --------------       ---------------
           TOTAL LIABILITIES                                     8,078,000       6,223,281       1,372,500            15,673,781
                                                           ---------------  --------------  --------------       ---------------
SHAREHOLDERS' EQUITY
           Common stock                                             13,000          22,440         (22,440)  1            15,575
                                                                                                     2,575   5
           Additional paid-in capital                           27,995,000                       5,430,675   5        33,425,675
           Accumulated deficit                                 (12,731,000)       (479,308)        479,308   1       (13,240,545)
                                                                                                  (509,545)  9
                                                           ---------------  --------------  --------------       ---------------
           TOTAL SHAREHOLDERS' EQUITY                           15,277,000        (456,868)      5,380,573            20,200,705
                                                           ---------------  --------------  --------------       ---------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                 $    23,355,000  $    5,766,413  $    6,753,073       $    35,874,486
                                                           ===============  ==============  ==============       ===============

       SEE NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

NOTES:

1 Eliminates the items on Picometrix historical financial statements.

2 Reflects preliminary allocation of purchase price to tangible and intangible assets.

3 Represents the cash portion of the purchase price.

4 Reflects the impact of issuance of $2,900,500 aggregate principal amount of promissory notes issued to finance the acquisition of Picometrix, (the "API notes"), payable to the Picometrix stockholders.

5 Reflects API stock issued as part of the purchase price.

6 Reflects incurrence of a term loan by API for $2,700,000 to finance purchase of Picometrix.

7 Elimination of intercompany loan

8 Restrictions on cash removed upon close of Picometrix transaction.

9 Repurchase of Class A common Stock Options.

                    ADVANCED PHOTONIX, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED MARCH 27, 2005

                                                                 API         PICOMETRIX
                                                             HISTORICAL      HISTORICAL     ADJUSTMENTS    NOTE     PRO FORMA
                                                          ----------------  -------------  --------------  ----  ---------------
REVENUES                                                  $    14,803,000   $  7,473,404                         $   22,276,404
COST OF SALES                                                  10,071,000      2,311,104                             12,382,104
                                                          ---------------   ------------   -------------         --------------
GROSS PROFIT (LOSS)                                             4,732,000      5,162,300               -              9,894,300
OPERATING EXPENSES

         Research and development expense                         146,000      2,574,997                              2,720,997
         Selling, general and administrative expense            3,920,000      1,703,389                              5,623,389
         Depreciation                                                                            119,033    1           119,033
         Amortization                                                   -              -       1,186,017    2         1,186,017
                                                          ---------------   ------------   -------------         --------------
INCOME (LOSS) FROM OPERATIONS                                     666,000        883,914      (1,305,050)               244,864
                                                          ---------------   ------------   -------------         --------------
OTHER INCOME (EXPENSE)
         Interest income                                           43,000          6,990                                 49,990
         Interest expense                                        (154,000)      (304,785)       (167,752)   3          (626,537)
                                                                                                 392,771    4           392,771
                                                                                                 (62,045)   5           (62,045)
         Other, net                                               (35,000)       (42,039)      1,950,000    7         1,872,961
                                                          ---------------   ------------   -------------         --------------
               TOTAL OTHER (INCOME) EXPENSE                      (146,000)      (339,834)      2,112,974              1,627,140
                                                          ---------------   ------------   -------------         --------------
NET INCOME (LOSS) BEFORE PROVISION
         FOR INCOME TAXES                                         520,000        544,080         807,924              1,872,004
                                                          ---------------   ------------   -------------         --------------

PROVISION (BENEFIT) FOR INCOME TAXES
         Provision for income taxes - current                      18,000          5,889                    6            23,889
         Provision (benefit) for income taxes - deferred       (4,752,000)      (349,979)                            (5,101,979)
                                                          ---------------   ------------   -------------         --------------
               TOTAL PROVISION FOR INCOME TAXES                (4,734,000)      (344,090)              -             (5,078,090)
                                                          ---------------   ------------   -------------         --------------

NET INCOME (LOSS)                                         $     5,254,000   $    888,170   $     807,924         $    6,950,094
                                                          ===============   ============   =============         ==============

BASIC NET INCOME PER COMMON SHARE                         $          0.39                                        $         0.43
                                                          ===============                                        ==============

DILUTED NET INCOME PER COMMON SHARE                       $          0.34                                        $         0.38
                                                          ===============                                        ==============

BASIC WEIGHTED AVERAGE COMMON SHARES                           13,461,000                      2,575,000             16,036,000
                                                          ===============                  =============         ==============

DILUTED WEIGHTED AVERAGE COMMON SHARES                         15,599,000                      2,575,000             18,174,000
                                                          ===============                  =============         ==============

1     Reflects the projected impact of depreciation on writeup of assets.

2 Reflects the projected impact of amortization of acquired intangible assets of $3,588,616 over 15 years useful life and $9,467,764 over 10 years useful life.

3 Reflects the impact of interest expense from $2,900,500 aggregate principal amount of the API notes. The interest rate used was the average prime rate plus 1% per quarter (4/1/04 - 3/27/05) multiplied by the number of days in each quarter.

4 Reflects the reversal of Interest paid to Coherent and DPC1 with respect to the repayment of the loan.

5 Reflects the impact of interest expense from $2,700,000 aggregate principal amount of the API notes. The interest rate used was the average prime rate plus 1% per quarter (4/1/04 - 9/30/04) multiplied by the number of days in each quarter.

6 No income tax benefit is assumed due to uncertainties surrounding the ultimate realizability of net operating losses.

7     Reflects gain on forgiveness of debt on DPC1.

                           ERROR CORRECTION (PROFORMA)

In the Pro Forma Balance Sheet statement, for calendar year ending March 27, 2005, the following changes were made:

a) In the liability section a re-classification of accounts payable and accrued expenses with the current portion of long term debt was made to the Picometrix balance sheet resulting in a net zero change in Total Long Term Liabilities.

b) In shareholder equity sections an adjustment to the common stock and accumulated deficit was made to correct a mathematical error balancing Total liabilities and Shareholders Equity to Total Assets.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             ADVANCED PHOTONIX, INC.

                                    By: /s/ Richard Kurtz
                                        ----------------------------------------
                                        Richard Kurtz, Chief Executive Officer

Dated: August 3, 2005